                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 3, 1997, in Amendment No. 1 to the Registration Statement (Form S-4, Registration No. 333-26091) and related Prospectus of Booth Creek Ski Holdings, Inc. for the registration of $116,000,000 of its Series B 12.5% Senior Notes due 2007.


                                          ERNST & YOUNG LLP

Milwaukee, Wisconsin

June 13, 1997

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 25, 1997, with respect to the financial statements of Waterville Valley Ski Area Ltd. included in Amendment No. 1 to the Registration Statement (Form S-4, Registration No. 333-26091) and related Prospectus of Booth Creek Ski Holdings, Inc. for the registration of $116,000,000 of its Series B 12.5% Senior Notes due 2007.


                                          ERNST & YOUNG LLP

Boston, Massachusetts

June 13, 1997